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                       UNITED ASSET MANAGEMENT CORPORATION

                                                                      Exhibit 11
                        CALCULATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                                                Three Months Ended             Six Months Ended
                                                                                     June 30,                      June 30,
                                                                              -----------------------       --------------------
                                                                               1995            1994           1995          1994
                                                                              -------        -------        -------       ------
Common and common equivalent shares:
   Net income. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $16,769        $14,294        $32,374       $29,198
   Adjustments thereto (1) . . . . . . . . . . . . . . . . . . . . . .          1,045             99          1,693            --
                                                                              -------        -------        -------       -------
   Adjusted net income . . . . . . . . . . . . . . . . . . . . . . . .        $17,814        $14,393        $34,067       $29,198
                                                                              -------        -------        -------       -------
                                                                              -------        -------        -------       -------

   Average shares outstanding. . . . . . . . . . . . . . . . . . . . .         30,671         28,142         30,138        28,109
   Adjustments thereto (2) . . . . . . . . . . . . . . . . . . . . . .          3,130          1,248          2,709         1,524
                                                                              -------        -------        -------       -------
   Shares used in computation. . . . . . . . . . . . . . . . . . . . .         33,801         29,390         32,847        29,633
                                                                              -------        -------        -------       -------
                                                                              -------        -------        -------       -------

Per Share. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $  0.53        $  0.49        $  1.04       $  0.99
                                                                              -------        -------        -------       -------
                                                                              -------        -------        -------       -------

Common shares -- assuming full dilution:

   Net income. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $16,769        $14,294        $32,374       $29,198
   Adjustments thereto (1) . . . . . . . . . . . . . . . . . . . . . .          1,045             99          1,693            --
                                                                              -------        -------        -------       -------
   Adjusted net income . . . . . . . . . . . . . . . . . . . . . . . .        $17,814        $14,393        $34,067       $29,198
                                                                              -------        -------        -------       -------
                                                                              -------        -------        -------       -------

   Average shares outstanding. . . . . . . . . . . . . . . . . . . . .         30,671         28,142         30,138        28,109
   Adjustments thereto (2) . . . . . . . . . . . . . . . . . . . . . .          3,130          1,248          2,709         1,524
                                                                              -------        -------        -------       -------
   Shares used in computation. . . . . . . . . . . . . . . . . . . . .         33,801         29,390         32,847        29,633
                                                                              -------        -------        -------       -------
                                                                              -------        -------        -------       -------
Per Share. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $  0.53        $  0.49        $  1.04       $  0.99
                                                                              -------        -------        -------       -------
                                                                              -------        -------        -------       -------

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(1)  The proceeds from the exercise of stock options and warrants in accordance with the modified treasury stock method are first used to buy back up to 20% of the Company's common stock at the average price for the period in the primary calculation and at the higher of the average or closing price in the fully diluted calculation. Any remaining proceeds are used to retire debt, and this adjusts income for interest assumed to be saved net of income tax from the use of such proceeds.

(2) Adjusts shares for stock options and warrants under the modified treasury stock method and contingently issuable shares based on the probability of issuance, after adjusting for the stock assumed repurchased in accordance with (1) above.
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